Exhibit 99.1

MESABI TRUST PRESS RELEASE

New York, New York

July 17, 2015

The Trustees of Mesabi Trust (NYSE: MSB) declared a distribution of four cents ($0.04) per Unit of Beneficial Interest payable on August 20, 2015 to Mesabi Trust Unitholders of record at the close of business on July 30, 2015. This compares to a distribution of thirty-two cents ($0.32) per Unit of Beneficial Interest for the same period last year.

The decrease in this current distribution of twenty-eight cents ($0.28) per Unit, as compared to the same quarter last year, is primarily attributable to the Trustees’ determination that it is prudent, at this time, to increase the Trust’s unallocated reserve in order to make adequate provision for current and future expenses, potential negative price adjustments which might be applied to future royalties, and to maintain adequate reserves to enable Mesabi Trust to address the numerous challenges that may arise during the current prolonged slowdown in the iron ore and steel industry as further described below.

In recent years, the Trustees had determined that Mesabi Trust’s unallocated reserve balance should be maintained within the range of $500,000 to $1,000,000. In April 2015, the Trustees announced that the unallocated reserve balance will no longer be limited to that range for the foreseeable future. Rather, each quarter, as authorized by the Agreement of Trust, the Trustees will review royalty revenues and also reevaluate all relevant factors including all costs, expenses, obligations, and present and future liabilities (whether known or contingent) of the Trust in determining a prudent level of unallocated reserve. The Trustees’ decision to increase the reserve reflects such a reevaluation in light of the current trend of falling prices of both finished steel and iron ore, the slowing of mining operations in the iron ore industry generally, and the unpredictable nature of the iron ore and steel industry.

Based on a July 15, 2015 report to the Trustees by Cliffs Natural Resources Inc. (“Cliffs”), the parent company of Northshore Mining Company (“Northshore”) and Northshore, Mesabi Trust expects to be credited with a base royalty of $2,195,905 based on shipments of iron ore pellets by Northshore during the second calendar quarter of 2015. Mesabi Trust also expects to be credited with a bonus royalty in the amount of $1,166,697, based on the average sales price per ton of iron ore pellets and the volume of shipments by Northshore during the second calendar quarter of 2015. Northshore, however, applied in total $186,421 of net negative adjustments related to pricing, unconsumed inventory and freight and sales prices for prior years as well as $289,919 of negative adjustments related to changes in price estimates made during 2015. Based on the Cliffs report, in addition to the royalty payment of $2,886,262 expected be paid to Mesabi Trust by Northshore on July 30, 2015, Mesabi Trust also expects to receive, through the Mesabi Land Trust, a royalty payment of $101,266 from Cliffs.

Royalties paid to Mesabi Trust are based on the volume of shipments of iron ore pellets for the quarter and the year to date, the pricing of the iron ore product sales, and the percentage of iron ore pellet shipments from Mesabi Trust lands rather than from non-Mesabi Trust lands.  In the second calendar quarter of 2015, Northshore credited Mesabi Trust with 1,315,630 tons of iron ore, as compared to 1,113,443 tons during the second calendar quarter of 2014. The volume of shipments of iron ore pellets (and other iron ore products) by Northshore varies from quarter to quarter and year to year based on a number of factors, including the requested delivery schedules of customers, general economic conditions in the iron ore industry, and weather conditions on the Great Lakes. Further, the prices under the term contracts between Northshore, Cliffs, and certain of their customers (the “Cliffs Pellet Agreements”), to which Mesabi Trust is not a party, are subject to interim and final pricing adjustments, dependent in part on multiple price and inflation index factors that are not known until after the end of a contract year.  This can result in significant variations in royalties received by Mesabi Trust (and in turn the resulting amount available for distribution to Unitholders by Mesabi Trust) from quarter to quarter and on a comparative historical basis. These variations, which can be positive or negative, cannot be predicted by the Trustees of Mesabi Trust. Royalty payments received in 2015 and prior years continue to reflect pricing estimates for shipments of iron ore products that were subject to negative pricing adjustments pursuant to the Cliffs Pellet Agreements.  Based on the above factors and as indicated by the Trust’s historical distribution payments, the royalties received by the Trust, and the distributions paid to Unitholders, in any particular quarter are not necessarily indicative of royalties that will be received, or distributions that will be paid, in any subsequent quarter or for a full year.

With respect to the remainder of calendar year 2015, Northshore has not advised Mesabi Trust of its expected 2015 shipments of iron ore products or what percentage of 2015 shipments will be attributed to the iron ore from Mesabi Trust lands.  Cliffs indicated that the royalty payments being reported today are based on estimated iron ore pellet prices under the Cliffs Pellet Agreements, which are subject to change.  It is possible that future negative price adjustments could offset, or even eliminate, royalties or royalty income that would otherwise be payable to Mesabi Trust in any particular quarter, or at year end, thereby potentially reducing cash available for distribution to Mesabi Trust’s Unitholders in future quarters.  In addition, because the Cliffs Pellet Agreements contain various pricing formulas and price adjustment provisions, the average sales prices received by Mesabi Trust may not match international iron ore pellet prices.

This press release contains certain forward-looking statements with respect to iron ore pellet production, iron ore pricing and adjustments to pricing, shipments by Northshore in 2015, royalty (including bonus royalty) amounts, and other matters, which statements are intended to be made under the safe harbor protections of the Private Securities Litigation Reform Act of 1995, as amended. Actual production, prices, price adjustments, and shipments of iron ore pellets, as well as actual royalty payments (including bonus royalties) could differ materially from current expectations due to inherent risks such as general and industry economic trends, uncertainties arising from war, terrorist events and other global events, higher or lower customer demand for steel and iron ore, environmental compliance uncertainties, higher imports of steel and iron ore substitutes, processing difficulties, consolidation and restructuring in the domestic steel market, indexing features in Cliffs Pellet Agreements resulting in adjustments to royalties payable to Mesabi Trust and other factors. Further, substantial portions of royalties earned by Mesabi Trust are based on estimated prices that are subject to interim and final adjustments, which can be positive or negative, and are dependent in part on multiple price and inflation index factors under agreements to which Mesabi Trust is not a party and that are not known until after the end of a contract year. Although the Mesabi Trustees believe that any such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties, which could cause actual results to differ materially.  Additional information concerning these and other risks and uncertainties is contained in the Trust’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.  Mesabi Trust undertakes no obligation to publicly update or revise any of the forward-looking statements that may be in this press release.

Contact:                        Mesabi Trust SHR Unit

Deutsche Bank Trust Company Americas

(904) 271-2520